TRUEBLUE REPORTS FISCAL FIRST QUARTER 2017 RESULTS

TACOMA, WA-May 1, 2017-- TrueBlue, Inc. (NYSE:TBI) announced today its fiscal first quarter 2017 results.

Revenue was $568 million, a decrease of 12 percent, compared to revenue of $646 million in the fiscal first quarter of 2016. Excluding the previously disclosed reduction in the scope of services provided to our former largest customer, revenue declined by 3 percent. Net income per diluted share was $0.11 compared to $0.17 in the fiscal first quarter of 2016. Adjusted net income per diluted share1 was $0.21 compared to $0.27 in the fiscal first quarter of 2016.

“Our team did a great job managing bill rates and reducing operating expenses to generate net income ahead of our expectation,” TrueBlue CEO Steve Cooper said. “With the majority of the revenue growth headwind behind us from our former largest customer, we have set the stage for long-term growth.

“Businesses value the speed and specialized nature of our services that help them get the right talent into the right job, at the right time. The growing breadth of our workforce solutions, our new go-to-market brands, and innovative use of technology increasingly position us to meet the needs of businesses as they adapt to a constantly changing business environment.”

2017 Outlook
The company estimates revenue for the fiscal second quarter of 2017 will range from $600 million to $615 million. It also expects net income per diluted share will range from $0.29 to $0.34. Adjusted net income per diluted share1 is expected to be $0.38 to $0.43.

Management will discuss first quarter 2017 results on a webcast at 2 p.m. PT (5 p.m. ET), today, Monday, May 1. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue:
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients create growth, improve efficiency and increase reliability. TrueBlue connected over 815,000 people with work during 2016 in a wide variety of industries through its PeopleReady segment offering industrial staffing services, PeopleManagement segment offering on-site workforce management and PeopleScout segment offering recruitment process outsourcing services. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking Statements
This release contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. We presently consider the following to be among important factors that could cause actual results to differ materially from the company’s expectations: (1) national and global economic conditions, (2) our ability to attract and retain customers, (3) our ability to maintain profit margins, (4) new laws and regulations that could have a material effect on our operations or financial results, (5) our ability to successfully complete and integrate acquisitions. Other information regarding factors that could materially affect our results is included in our SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no duty to update or revise any forward-looking statements contained in this release.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended
	Apr 2, 2017	Mar 25, 2016
Revenue from services	$568,244	$645,980
Cost of services	428,815	495,468
Gross profit	139,429	150,512
Selling, general and administrative expense	121,844	130,624
Depreciation and amortization	11,174	11,289
Income from operations	6,411	8,599
Interest and other income (expense), net	74	(1,019)
Income before tax expense	6,485	7,580
Income tax expense	1,811	612
Net income	$4,674	$6,968

Net income per common share:
Basic	$0.11	$0.17
Diluted	$0.11	$0.17

Weighted average shares outstanding:
Basic	41,637	41,502
Diluted	41,937	41,798

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	Apr 2, 2017	Jan 1, 2017
Assets
Cash and cash equivalents	$26,083	$34,970
Accounts receivable, net	302,082	352,606
Other current assets	29,311	40,227
Total current assets	357,476	427,803
Property and equipment, net	64,118	63,998
Restricted cash and investments	228,120	231,193
Goodwill and intangible assets, net	346,521	349,894
Other assets, net	54,532	57,557
Total assets	$1,050,767	$1,130,445

Liabilities and shareholders' equity
Current portion of long-term debt	$24,556	$2,267
Other current liabilities	214,138	248,868
Long-term debt, less current portion	55,140	135,362
Other long-term liabilities	223,148	218,769
Total liabilities	516,982	605,266
Shareholders' equity	533,785	525,179
Total liabilities and shareholders' equity	$1,050,767	$1,130,445

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	13 Weeks Ended
	Apr 2, 2017	Mar 25, 2016
Cash flows from operating activities:
Net income	$4,674	$6,968
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	11,174	11,289
Provision for doubtful accounts	1,446	1,308
Stock-based compensation	3,304	3,179
Deferred income taxes	726	(1,083)
Other operating activities	937	1,014
Changes in operating assets and liabilities:
Accounts receivable	49,077	147,067
Income tax receivable	9,565	14,742
Other assets	3,627	(3,668)
Accounts payable and other accrued expenses	(15,015)	(9,681)
Accrued wages and benefits	(16,071)	(16,153)
Workers’ compensation claims reserve	(1,957)	3,731
Other liabilities	2,488	1,792
Net cash provided by operating activities	53,975	160,505

Cash flows from investing activities:
Capital expenditures	(6,167)	(3,876)
Acquisition of business	—	(72,000)
Change in restricted cash and cash equivalents	14,039	(3,592)
Purchases of restricted investments	(14,975)	(11,222)
Maturities of restricted investments	4,423	3,164
Net cash used in investing activities	(2,680)	(87,526)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	491	477
Common stock repurchases for taxes upon vesting of restricted stock	(2,400)	(2,229)
Net change in revolving credit facility	(57,367)	(78,988)
Payments on debt	(567)	(756)
Other	—	171
Net cash used in financing activities	(59,843)	(81,325)
Effect of exchange rate changes on cash and cash equivalents	(339)	453
Net change in cash and cash equivalents	(8,887)	(7,893)
CASH AND CASH EQUIVALENTS, beginning of period	34,970	29,781
CASH AND CASH EQUIVALENTS, end of period	$26,083	$21,888

TRUEBLUE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited, in thousands, except for per share data)

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE

	13 Weeks Ended
	Apr 2, 2017	Mar 25, 2016	Q2 2017 Outlook*
Net income	$4,674	$6,968	$12,000	—	$14,100
Acquisition and integration costs (1)	—	1,060	—
Amortization of intangible assets of acquired businesses (2)	5,864	6,735	5,600
Tax effective of adjustments to net income (3)	(1,642)	(2,183)	(1,600)
Adjust income taxes to normalized effective rate (4)	(5)	(1,510)	—
Adjusted net income (6)	$8,891	$11,070	$16,000	—	$18,200

Adjusted net income, per diluted share (6)	$0.21	$0.27	$0.38	—	$0.43

Diluted weighted average shares outstanding	41,937	41,798	41,900
* Totals may not sum due to rounding

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING THE COMPANY'S FORMER LARGEST CUSTOMER

	13 Weeks Ended
	Apr 2, 2017	Mar 25, 2016	Q2 2017 Outlook*
Net income	$4,674	$6,968	$12,000	—	$14,100
Income tax expense	1,811	612	4,700	—	5,500
Interest and other expense (income), net	(74)	1,019	(100)
Depreciation and amortization	11,174	11,289	12,200
EBITDA (7)	17,585	19,888	28,700	—	31,700
Acquisition and integration costs (1)	—	1,060	—
Work Opportunity Tax Credit processing fees (5)	272	477	300
Adjusted EBITDA (7)	17,857	21,425	29,000	—	32,000
Former largest customer (8)	(962)	(4,846)	(600)
Adjusted EBITDA (7) excluding former largest customer	$16,895	$16,579	$28,400	—	$31,400
* Totals may not sum due to rounding

3.	RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE EXCLUDING THE COMPANY'S FORMER LARGEST CUSTOMER

Due to a previously announced reduction in the scope of services with its former largest customer, the company is providing results excluding this customer to help investors assess the company's underlying results with prior periods.

	13 Weeks Ended
	Apr 2, 2017	Mar 25, 2016
Net income	$4,674	$6,968
Acquisition and integration costs (1)	—	1,060
Amortization of intangible assets of acquired businesses (2)	5,864	6,735
Former largest customer (8)	(962)	(4,846)
Tax effective of adjustments to net income (3)	(1,373)	(826)
Adjust income taxes to normalized effective rate (4)	(5)	(1,510)
Adjusted net income (6), excluding former largest customer	$8,198	$7,581

Adjusted net income, per diluted share (6), excluding former largest customer	$0.20	$0.18

Diluted weighted average shares outstanding	41,937	41,798

(1)
Acquisition and integration costs relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, and the acquisition of SIMOS, which was completed on December 1, 2015.

(2)	Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.

(3)	Total tax effect of each of the adjustments to U.S. GAAP Net income per diluted share using the ongoing rate of 28%.

(4)	Adjusts the effective income tax rate to the expected ongoing rate of 28%.

(5)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(6)
Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, which exclude from Net income and Net income on a per diluted share basis, costs related to acquisition and integration costs, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP Net income, and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income and Adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and Adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income or net income per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income and net income per diluted share previously excluded the third-party processing fees associated with generating Work Opportunity Tax Credits.

(7)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA costs related to acquisition integration costs and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(8)	The impact of our former largest customer excluding interest, taxes, depreciation and amortization.

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

	13 Weeks Ended
	Apr 2, 2017	Mar 25, 2016
Revenue from services
PeopleReady	$332,624	$356,010
PeopleManagement	191,686	246,427
PeopleScout	43,934	43,543
Total Company	568,244	645,980

Adjusted EBITDA (1)
PeopleReady	$9,994	$12,032
PeopleManagement	5,533	6,353
PeopleScout	8,665	8,010
	24,192	26,395
Corporate unallocated expense (2)	(6,335)	(4,970)
Total company Adjusted EBITDA	17,857	21,425
Acquisition and integration (3)	—	(1,060)
Work Opportunity Tax Credit processing fees (4)	(272)	(477)
EBITDA (1)	17,585	19,888
Depreciation and amortization	(11,174)	(11,289)
Interest and other income (expense), net	74	(1,019)
Income before tax expense	6,485	7,580
Income tax expense	(1,811)	(612)
Net income	$4,674	$6,968

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA costs related to acquisition integration costs and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
Beginning in the fourth quarter of 2016, we changed our methodology for allocating certain corporate costs to our segments, which decreased our corporate unallocated expenses. We have adjusted the prior year amounts to reflect this change for consistency purposes.

(3)
Acquisition and integration costs relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, and the acquisition of SIMOS, which was completed on December 1, 2015.

(4)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.